EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated September 13, 2005 relating to the financial statements, management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting, which appears in Affiliated Computer Services, Inc.’s Annual Report on Form 10-K for the year ended June 30, 2005.

/s/ PRICEWATERHOUSECOOPERS LLP

Dallas, Texas
December 2, 2005